EXHIBIT H

FirstEnergy                               Amount          Ratio
-----------                             -----------      -------
Common Equity                            $8,640,396       43.37%
Preferred Stock                             213,719        1.07%
Long-Term Debt                           10,512,694       52.77%
Short-Term Debt                             554,824        2.79%
                                            -------        -----
Total Capitalization                    $19,921,633      100.00%
                                        -----------      -------

Ohio Edison
-----------
Common Equity                            $2,409,698       58.71%
Preferred Stock                              75,070        1.83%
Long-Term Debt                            1,393,799       33.95%
Short-Term Debt                             226,301        5.51%
                                            -------        -----
Total Capitalization                     $4,104,868      100.00%
                                         ----------      -------

Cleveland Electric
------------------
Common Equity                            $1,854,152       41.79%
Preferred Stock                                 -          0.00%
Long-Term Debt                            2,023,777       45.61%
Short-Term Debt                             559,290       12.60%
                                            -------       ------
Total Capitalization                     $4,437,219      100.00%
                                         ----------      -------

Toledo Edison
-------------
Common Equity                              $827,560       49.43%
Preferred Stock                             126,000        7.53%
Long-Term Debt                              387,432       23.14%
Short-Term Debt                             333,136       19.90%
                                            -------       ------
Total Capitalization                     $1,674,128      100.00%
                                         ----------      -------

Penn Power
----------
Common Equity                              $349,059       62.81%
Preferred Stock                              14,105        2.54%
Long-Term Debt                              146,941       26.44%
Short-Term Debt                              45,597        8.21%
                                             ------        -----
Total Capitalization                       $555,702      100.00%
                                           --------      -------